Exhibit 10.2
NORTHERN TRUST CORPORATION

TERMS AND CONDITIONS
RELATING TO STOCK UNITS GRANTED
PURSUANT TO THE 2017 LONG-TERM INCENTIVE PLAN
1.    Grant of Stock Units. The Restricted Stock Units (“Stock Units”) with respect to shares of Common Stock of Northern Trust Corporation (the “Corporation”) granted to you pursuant to your Award Notice are subject to these Terms and Conditions Relating to Stock Units Granted Pursuant to the 2017 Long-Term Incentive Plan (the “Terms and Conditions”), the Stock Unit Award Notice (the “Award Notice”) and all of the terms and conditions of the Northern Trust Corporation 2017 Long-Term Incentive Plan (the “2017 Plan”), which is incorporated herein by reference. In the case of a conflict between these Terms and Conditions, the Award Notice and the terms of the 2017 Plan, the provisions of the 2017 Plan will govern. Capitalized terms used but not defined herein have the meaning provided therefor in the 2017 Plan.
2.    Vesting and Settlement; Dividend Equivalents. Your right to receive the shares of Common Stock issuable pursuant to the Stock Units shall be only as follows:
(a)    Normal Vesting. If you continue to be an Employee, you will receive the shares of Common Stock underlying the Stock Units that have become vested pursuant to the following vesting schedule (unless otherwise specified in Exhibit I):

Vesting Date	Percentage of Stock Units Vesting
First anniversary of the Measurement Date	25%
Second anniversary of the Measurement Date	25%
Third anniversary of the Measurement Date	25%
Fourth anniversary of the Measurement Date	25%
(b)    Cause. Notwithstanding anything to the contrary contained in these Terms and Conditions, if your Employer terminates your employment for Cause, your Stock Units, whether vested but unsettled or unvested, immediately shall terminate and be forfeited.
(c)    Disability and Death. If you cease to be an Employee by reason of Disability or death prior to the date that your Stock Units become fully vested, you or your estate will become fully vested in your Stock Units, and you, your legal representative or your estate will receive all of the underlying shares of Common Stock.

RSU Award
February 2025
For Plan Year 2024 Performance

(d)    Retirement. If (i) you cease to be an Employee by reason of Retirement prior to the date that your Stock Units become fully vested and (ii) you have complied with any Notice Period requirements, as may be applicable including the provisions of the Addendum, you will continue to vest in your unvested Stock Units pursuant to Section 2(a) above and once vested, you will receive the underlying shares of Common Stock pursuant to the Stock Units that become vested hereunder following the originally contemplated Vesting Date(s).
(e)    Mutual Agreement Termination. If you cease to be an Employee prior to the date that your Stock Units become fully vested and your termination qualifies as a Mutual Agreement Termination, you will continue to vest in your unvested Stock Units pursuant to Section 2(a) above and once vested, you will receive the underlying shares of Common Stock pursuant to the Stock Units that become vested hereunder following the originally contemplated Vesting Date(s).
(f)    Other Termination Events. If you cease to be an Employee prior to the date that your Stock Units become fully vested for any reason other than those provided in subsections (c), (d) or (e) above, you shall cease vesting in your Stock Units effective as of your Termination Date and any unvested Stock Units immediately shall terminate and be forfeited.
(g)    Form and Timing of Settlement. Notwithstanding the foregoing, the Corporation may, in its sole discretion, settle your Stock Units in the form of: (i) a cash payment to the extent settlement in shares of Common Stock (1) is prohibited under local law, (2) would require you or the Corporation to obtain the approval of any governmental and/or regulatory body in your country of residence (and/or country of employment, if different) or (3) is administratively burdensome or (ii) shares of Common Stock, but require you to immediately sell such shares of Common Stock (in which case, the Corporation shall have the authority to issue sales instructions in relation to such shares of Common Stock on your behalf). Also, the Stock Units shall be settled as soon as administratively practicable following the applicable Vesting Date (but in no event later than 60 days following the applicable Vesting Date).
(h)    Dividend Equivalents. Upon the payment of any dividend on the shares of Common Stock occurring during the period preceding the settlement of your Stock Units pursuant to these Terms and Conditions, the Corporation shall credit to you an amount in cash equal in value to the dividends that you would have received had you been the actual owner of the number of shares of Common Stock represented by the Stock Units. The payment of any dividend equivalents as provided herein shall be made as soon as administratively practicable following the originally contemplated Vesting Date(s) (but in no event later than 60 days following the applicable Vesting Date).
3.    Treatment Upon Change in Control.
(a)    General. Except as may be otherwise provided in an agreement executed by the Corporation (and, where applicable, approved by the Corporation’s shareholders) addressing a Change in Control and which does not materially impair your rights under the Stock

RSU Award
February 2025
For Plan Year 2024 Performance

Units, your Stock Units shall be treated in accordance with the following provisions in the event of a Change in Control.
(b)    Conversion of Stock Units. In the event of a Change in Control, the outstanding Stock Units (“Northern Trust Stock Units”) shall be converted into a Replacement Award. Upon a Qualifying Termination, the Replacement Award shall become fully vested and the acquirer shall issue you shares of acquirer’s common stock in settlement of such Replacement Award as soon as administratively practicable following such Qualifying Termination (but in no event later than 60 days following the Qualifying Termination). For purposes of the foregoing and to the extent possible, the conversion of Northern Trust Stock Units into a Replacement Award shall be effectuated in accordance with the applicable provisions of the Code (and the related Treasury Regulations) and the applicable provisions of the laws of your country of residence and/or country of employment such that the conversion is tax neutral and itself does not trigger a taxable event to you, the Corporation, your Employer or the acquirer.
(c)    Cashout of Stock Units. In the event of a Change in Control where the acquirer does not convert Northern Trust Stock Units into a Replacement Award, the Corporation shall fully vest each Northern Trust Stock Unit immediately prior to the Change in Control, and then shall cancel each such vested Northern Trust Stock Unit in exchange for a cash payment equal to the aggregate consideration paid to each shareholder of one (1) share of Common Stock upon the Change in Control. Such cash payment shall be made as soon as administratively practicable following the Change in Control (but in no event later than 60 days following the Change in Control) in such manner and in accordance with such procedures as the Committee may determine in its sole discretion.
4.    Legal and Tax Compliance; Cooperation. If you are resident and/or employed outside of the United States, you agree, as a condition of the grant of the Stock Units, to repatriate all payments attributable to the shares of Common Stock and/or cash acquired under the 2017 Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the shares of Common Stock acquired pursuant to the Stock Units) if required by and in accordance with local foreign exchange rules and regulations in your country of residence (and/or country of employment, if different). In addition, you also agree to take any and all actions, and consent to any and all actions taken by the Corporation and its Subsidiaries, as may be required to allow the Corporation and its Subsidiaries to comply with local laws, rules and regulations in your country of residence (and/or country of employment, if different). Finally, you agree to take any and all actions as may be required to comply with your personal legal and tax obligations under local laws, rules and regulations in your country of residence (and/or country of employment, if different).
5.    Age Discrimination Rules. If you are resident and/or employed in a country that is a member of the European Union, the grant of the Stock Units and these Terms and Conditions are intended to comply with the Age Discrimination Rules. To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Terms and Conditions are invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the Corporation, in its

RSU Award
February 2025
For Plan Year 2024 Performance

sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
6.    Withholding of Tax-Related Items.
(a)    Regardless of any action the Corporation and/or your Employer take with respect to any or all Tax-Related Items, you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Corporation and your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Stock Units, including the grant of the Stock Units, the vesting of the Stock Units, the subsequent sale of any shares of Common Stock acquired pursuant to the Stock Units and the receipt of any dividends or dividend equivalents and (ii) do not commit to structure the terms of the grant or any aspect of the Stock Units to reduce or eliminate your liability for Tax-Related Items.
(b)    Prior to the delivery of shares of Common Stock upon the vesting of your Stock Units, if your country of residence (and/or country of employment, if different) requires withholding of Tax-Related Items, the Corporation shall withhold a sufficient number of whole shares of Common Stock otherwise issuable upon the vesting of the Stock Units that have an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the shares of Common Stock. The cash equivalent of the shares of Common Stock withheld will be used to settle the obligation to withhold the Tax-Related Items. In the event that withholding in shares of Common Stock is prohibited or problematic under applicable law or otherwise may trigger adverse consequences to the Corporation or your Employer, your Employer may withhold the Tax-Related Items required to be withheld with respect to the shares of Common Stock in cash from your regular salary and/or wages or any other amounts payable to you. In the event the withholding requirements are not satisfied through the withholding of shares of Common Stock by the Corporation or through your regular salary and/or wages or other amounts payable to you by your Employer, no shares of Common Stock will be issued to you (or your estate) upon vesting of the Stock Units unless and until satisfactory arrangements (as determined by the Corporation) have been made by you with respect to the payment of any Tax-Related Items that the Corporation or your Employer determines, in its sole discretion, must be withheld or collected with respect to such Stock Units.
(c)    By accepting these Stock Units, you expressly consent to the foregoing methods of withholding as provided for hereunder. All other Tax-Related Items related to the Stock Units and any shares of Common Stock delivered in settlement thereof are your sole responsibility.
7.    Code Section 409A.
(a)    The Stock Units are intended to comply with or be exempt from the requirements of Code Section 409A. The 2017 Plan and these Terms and Conditions shall be administered and interpreted in a manner consistent with this intent. If the Corporation

RSU Award
February 2025
For Plan Year 2024 Performance

determines that these Terms and Conditions are subject to Code Section 409A and that they do not comply with or are inconsistent with the applicable requirements, the Corporation may, in its sole discretion, and without your consent, amend these Terms and Conditions to cause them to comply with Code Section 409A or be exempt from Code Section 409A.
(b)    Notwithstanding any provision of these Terms and Conditions to the contrary, in the event that any settlement or payment of the Stock Units occurs as a result of your termination of employment and the Corporation determines that you are a “specified employee” (within the meaning of Code Section 409A) subject to Code Section 409A at the time of your termination of employment, and provided further that such payment or settlement does not otherwise qualify for an applicable exemption from Code Section 409A, then no such settlement or payment shall be paid to you until the date that is the earlier to occur of: (i) your death, or (ii) six (6) months and one (1) day following your termination of employment. Any portion of the Stock Units where settlement is delayed as a result of the foregoing, which is (i) in whole or in part, settled in cash and (ii) based on the value of a share of Common Stock, shall be based on the value of a share of Common Stock at the time the Stock Units otherwise would have been settled or paid without application of the delay described in the foregoing sentence. If the Stock Units do not otherwise qualify for an applicable exemption from Code Section 409A, the terms “Retirement,” “terminate,” “termination,” “termination of employment,” and variations thereof as used in these Terms and Conditions are intended to mean a “separation from service” as such term is defined under Code Section 409A.
(c)    Although these Terms and Conditions and the payments provided hereunder are intended to be exempt from or to otherwise comply with the requirements of Code Section 409A, the Corporation does not represent or warrant that these Terms and Conditions or the payments provided hereunder will comply with Code Section 409A or any other provisions of federal, state, local, or non-U.S. law. Neither the Corporation, its Subsidiaries, your Employer or their respective directors, officers, employees or advisers shall be liable to you (or any other individual claiming a benefit through you) for any tax, interest, or penalties you may owe as a result of compensation paid under these Terms and Conditions, and the Corporation, its Subsidiaries and your Employer shall have no obligation to indemnify or otherwise protect you from the obligation to pay any taxes pursuant to Code Section 409A.
8.    Forfeitures and Recoupment
(a)    Recoupment Policy. In addition to these Terms and Conditions, your Stock Units and any shares of Common Stock issued to you pursuant to the Stock Units shall be subject to the provisions of the Northern Trust Corporation Policy on Recoupment, the Northern Trust UK & Luxembourg Policy on Malus and Clawback and the Northern Trust Corporation Rule 10d-1 Incentive-Based Compensation Recoupment Policy, as may be subsequently amended from time to time (collectively, the “Policy”).
(b)    Delegation of Authority to Corporation. For purposes of the foregoing, you expressly and explicitly authorize the Corporation to issue instructions, on your behalf, to any brokerage firm and/or third party administrator engaged by the Corporation to hold your

RSU Award
February 2025
For Plan Year 2024 Performance

shares of Common Stock and other amounts acquired pursuant to your Stock Units to re-convey, transfer or otherwise return such shares of Common Stock and/or other amounts to the Corporation upon the Corporation's enforcement of the Policy. To the extent that these Terms and Conditions and the Policy conflict, the terms of the Policy shall prevail.
9.    Nontransferability. The Stock Units shall be transferable only by will or the laws of descent and distribution. If you purport to make any transfer of the Stock Units, except as aforesaid, the Stock Units and all rights thereunder shall terminate immediately.
10.    Securities Laws. The Stock Units shall not be vested in whole or in part, and the Corporation shall not be obligated to issue any shares of Common Stock subject to the Stock Units, if such issuance would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 or any other U.S. federal, state or non-U.S. laws having similar requirements as may be in effect at the time. The Stock Units are subject to the further requirement that, if at any time the Board of Directors of the Corporation shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to the Stock Units under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the issuance of shares of Common Stock pursuant to the Stock Units, the Stock Units may not be vested in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Corporation.
11.    No Right of Continued Employment. The grant of the Stock Units shall not confer upon you any right to continue in the employ of your Employer nor limit in any way the right of your Employer to terminate your employment at any time. You shall have no rights as a shareholder of the Corporation with respect to any shares of Common Stock issuable upon the vesting of the Stock Units until the date of issuance of such shares of Common Stock.
12.     Discretionary Nature; No Vested Rights. You acknowledge and agree that the 2017 Plan is discretionary in nature and may be amended, cancelled, or terminated by the Corporation, in its sole discretion, at any time. The grant of the Stock Units under the 2017 Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Stock Units or any other award under the 2017 Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Corporation, including, but not limited to, the form and timing of any grant, the number of shares of Common Stock subject to the grant, and the vesting provisions. Any amendment, modification or termination of the 2017 Plan shall not constitute a change or impairment of the terms and conditions of your employment with your Employer.
13.    Extraordinary Benefit. Your participation in the 2017 Plan is voluntary. The value of the Stock Units and any other awards granted under the 2017 Plan is an extraordinary item of compensation outside the scope of your employment (and your employment contract, if any). Any grant under the 2017 Plan, including the grant of the Stock Units, is not part of normal or expected compensation for purposes of calculating any severance, resignation,

RSU Award
February 2025
For Plan Year 2024 Performance

redundancy, end of service payments, bonuses, long-service awards, pension, or retirement benefits or similar payments.
14.    Heirs. These Terms and Conditions shall bind and inure to the benefit of the Corporation, its successors and assigns, and you and your estate in the event of your death.
15.    Data Privacy. The Corporation is located at 50 S. LaSalle Street, Chicago, Illinois 60603, United States of America, and grants Stock Units under the 2017 Plan to employees of the Corporation and its Subsidiaries in its sole discretion. In conjunction with the Corporation’s grant of the Stock Units under the 2017 Plan and its ongoing administration of such awards, the Corporation is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Stock Units, you expressly and explicitly consent to the personal data activities as described herein.
(a)Data Collection, Processing and Usage. The Corporation collects, processes and uses your personal data, including your name, home address, email address, telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of Common Stock or directorships held in the Corporation, and details of all Stock Units or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in your favor, which the Corporation receives from you or your Employer. In granting the Stock Units under the 2017 Plan, the Corporation will collect your personal data for purposes of allocating shares of Common Stock and implementing, administering and managing the 2017 Plan. The Corporation’s legal basis for the collection, processing and usage of your personal data is your consent.
(b)Stock Plan Administration Service Provider. The Corporation transfers your personal data to Fidelity Stock Plan Services, LLC, an independent service provider based in the United States of America (the “Stock Plan Administrator”), which assists the Corporation with the implementation, administration and management of the 2017 Plan and certain other service providers, including, but not limited to, the Corporation’s outside legal counsel and the Corporation’s auditor. In the future, the Corporation may select a different Stock Plan Administrator or service providers and share your personal data with other companies that serve in a similar manner. The Stock Plan Administrator will open an account for you to receive and trade shares of Common Stock acquired under the 2017 Plan. You will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to your ability to participate in the 2017 Plan.
(c)International Data Transfers. The Corporation and the Stock Plan Administrator are based in the United States of America. You should note that your country of residence may have enacted data privacy laws that are different from the United States of America. The Corporation’s legal basis for the transfer of your personal data to the United States of America is your consent.
(d)Voluntariness and Consequences of Consent Denial or Withdrawal. Your participation in the 2017 Plan and your grant of consent is purely voluntary. You may deny or

RSU Award
February 2025
For Plan Year 2024 Performance

withdraw your consent at any time. If you do not consent, or if you later withdraw your consent, you may be unable to participate in the 2017 Plan. This would not affect your existing employment or salary; instead, you merely may forfeit the opportunities associated with the 2017 Plan.
(e)Data Subjects Rights. You may have a number of rights under the data privacy laws in your country of residence. For example, your rights may include the right to (i) request access or copies of personal data the Corporation processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in your country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of your personal data. To receive clarification regarding your rights or to exercise your rights, you should contact privacy_compliance@ntrs.com.
16.    Private Placement. If you are a resident and/or employed outside of the United States, you acknowledge that the grant of the Stock Units is not intended to be a public offering of securities in your country of residence (and/or country of employment, if different). You further acknowledge that the Corporation has not submitted any registration statement, prospectus or other filing with any securities authority other than the U.S. Securities and Exchange Commission with respect to the grant of the Stock Units, unless otherwise required under local law. No employee of the Corporation is permitted to advise you on whether you should acquire shares of Common Stock under the 2017 Plan or provide you with any legal, tax or financial advice with respect to the grant of the Stock Units. The acquisition of shares of Common Stock involves certain risks, and you should carefully consider all risk factors and tax considerations relevant to the acquisition of shares of Common Stock under the 2017 Plan and the disposition of them. Further, you should carefully review all of the materials related to the Stock Units and the 2017 Plan, and you should consult with your personal legal, tax and financial advisors for professional advice in relation to your personal circumstances.
17.    Governing Law. All questions concerning the construction, validity and interpretation of the Stock Units and the 2017 Plan shall be governed and construed according to the laws of the state of Delaware, without regard to the application of the conflicts of laws provisions thereof. Any disputes regarding the Stock Units or the 2017 Plan shall be brought only in the state or federal courts of the state of Delaware.
18.    Electronic Delivery. The Corporation may, in its sole discretion, decide to deliver any documents related to the Stock Units or other awards granted to you under the 2017 Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the 2017 Plan through an on-line or electronic system established and maintained by the Corporation or a third party designated by the Corporation.
19.    Severability. The invalidity or unenforceability of any provision of the 2017 Plan or these Terms and Conditions shall not affect the validity or enforceability of any other provision of the 2017 Plan or these Terms and Conditions.

RSU Award
February 2025
For Plan Year 2024 Performance

20.    English Language. If you are resident and/or employed outside of the United States, you acknowledge and agree that it is your express intent that these Terms and Conditions, the 2017 Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Stock Units be drawn up in English. If you have received these Terms and Conditions, the 2017 Plan or any other documents related to the Stock Units translated into a language other than English and the meaning of the translated version is different than the English version, the English version will control.
21.    Addendum. Notwithstanding any provisions of these Terms and Conditions to the contrary, the Stock Units shall be subject to any special terms and conditions for your country of residence (and/or country of employment, if different) set forth in an addendum to these Terms and Conditions (an “Addendum”). Further, if you transfer your residence and/or employment to another country reflected in an Addendum to these Terms and Conditions at the time of transfer, the special terms and conditions for such country will apply to you to the extent the Corporation determines, in its sole discretion, that the application of such special terms and conditions is necessary or advisable in order to comply with local law, rules and regulations or to facilitate the operation and administration of the Stock Units and the 2017 Plan (or the Corporation may establish alternative terms and conditions as may be necessary or advisable to accommodate your transfer). In all circumstances, any applicable Addendum shall constitute part of these Terms and Conditions.
22.    Insider Trading. By participating in the 2017 Plan, you expressly agree to comply with the Corporation’s Securities Transactions Policy and Procedures and any other of its policies regarding insider trading or personal account dealing applicable to you. Further, you expressly acknowledge and agree that, depending on the country of residence of you or your broker, or where the shares of Common Stock are listed, you may be subject to insider trading restrictions and/or market abuse laws which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Common Stock, rights to shares of Common Stock (e.g., Stock Units) or rights linked to the value of the shares of Common Stock, during such times you are considered to have material non-public information, “inside information” or similar types of information regarding the Corporation as defined by laws or regulations in the applicable country. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you place before you possessed such information. Furthermore, you may be prohibited from (a) disclosing such information to any third party (other than on a “need to know” basis) and (b) “tipping” third parties or causing them otherwise to buy or sell securities (including other employees of the Corporation and its Subsidiaries). Any restriction under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Corporation policies. You expressly acknowledge and agree that it is your responsibility to comply with any applicable restrictions, and you should consult your personal advisor for additional information on any trading restrictions that may apply to you.
23.    Additional Requirements; Amendments. The Corporation reserves the right to impose other requirements on the Stock Units, any shares of Common Stock acquired pursuant to the Stock Units and your participation in the 2017 Plan to the extent the Corporation determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply

RSU Award
February 2025
For Plan Year 2024 Performance

with local law, rules and regulations or to facilitate the operation and administration of the Stock Units and the 2017 Plan. Such requirements may include (but are not limited to) requiring you to sign any agreements or undertakings that may be necessary to accomplish the foregoing. In addition, the Corporation reserves the right to amend these Terms and Conditions, without your consent, either prospectively or retroactively, to the extent that such amendment does not materially impair your rights under the Stock Units.
24.     Definitions. For purposes of these Terms and Conditions:
(a)“Age Discrimination Rules” means the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law.
(b)“Cause” means (i) a material breach or your willful and substantial non-performance of your assigned duties and responsibilities (other than as a result of incapacity due to physical or mental illness), (ii) a conviction of or no contest plea with respect to bribery, extortion, embezzlement, fraud, grand larceny, or any felony or similar conviction under local law involving abuse or misuse of your position to seek or obtain an illegal or personal gain at the expense of the Corporation, your Employer or any Subsidiary, or similar crimes, or conspiracy to commit any such crimes or attempt to commit any such crimes, (iii) your violation of any policy of the Corporation, your Employer or any of its Subsidiaries to which you may be subject or your willful engagement in any misconduct in the performance of your duties that materially injures the Corporation, your Employer or any of its Subsidiaries, (iv) your performance of any act which, if known to the customers, clients, stockholders or regulators of the Corporation, your Employer or any of its Subsidiaries, would materially and adversely impact the business of the Corporation, your Employer or any of its Subsidiaries, or (v) any act or omission by you that causes a regulatory body with jurisdiction over the Corporation, your Employer or any of its Subsidiaries, to demand, request, or recommend that you be suspended or removed from any position in which you serve with the Corporation, your Employer or any of its Subsidiaries.
(c)“Continuous Years of Service” means the period of your continuous and uninterrupted employment with your Employer commencing on your most recent hire date with your Employer through your Termination Date. For the sake of clarity, if your employment with the Corporation or a Subsidiary terminated and you have been rehired by your Employer, your Continuous Years of Service shall not be determined by aggregating your periods of employment with the Corporation or a Subsidiary.
(d)“Disability” means (i) if you are covered under the Northern Trust Corporation Managed Disability Program, a covered disability that continues for a period of at least six (6) months, or (ii) if you are not covered under the Northern Trust Corporation Managed Disability Program, a disability as determined by the Committee in its sole discretion.
(e)“Employer” means the Corporation or any Subsidiary that employs you on the applicable date.
(f)“Grant Date” means the date of grant reflected in your Award Notice.

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(g)“Measurement Date” means the first day of the month following the month in which the Grant Date falls.
(h)“Mutual Agreement Termination” means (i) a termination pursuant to the Northern Trust Corporation Severance Plan, (ii) a termination pursuant to an established country redundancy or severance policy (outside of the United States), or (iii) any other termination without Cause by your Employer providing transition/separation pay that includes a provision for continued vesting of your outstanding long-term incentive compensation award(s), provided in each of these cases that in conjunction with such termination, you have executed, and not revoked during the period provided for therein, a binding and effective settlement agreement, waiver and release.
(i)“Qualifying Termination” means a termination of employment with the Corporation, its Subsidiaries and its successors within 24-months following the date of the Change in Control, that is involuntary on your part and does not otherwise (i) qualify as a Retirement or Mutual Agreement Termination, (ii) result from your death or Disability, or (iii) constitute a termination of employment for Cause.
(j)“Retirement” means a termination of employment without Cause (other than on account of death, Disability or Mutual Agreement Termination) (A) occurring on or after the date (i) you have attained age 55, and (ii) the sum of your age (in whole years, rounded down to the nearest year) and Continuous Years of Service (in whole years, rounded down to the nearest year) equals or exceeds 65 and (B) provided that you are Retired From the Industry (as reflected in subsection (1)(ii) below) for each applicable Vesting Date referenced in Section 2(a) (and the related settlement date referenced in Section 2(g)). This Section 24(j) (inclusive of all subsections below) shall be enforceable to the fullest extent under applicable law.
(1)For purposes of these Terms and Conditions:
i.Any Retirement shall become effective on the first day of the month following the month in which you satisfy the provisions of Section 24(j).
ii.“Retired from the Industry” means a termination of employment under circumstances that otherwise constitute Retirement and, except as may be otherwise approved by the Corporation's Chief Executive Officer or Chief Human Resources Officer in their sole discretion (or if you are a Section 16 Officer, approved by the Chair of the Committee), in which you
1.continue to be retired or to not perform services as an employee, officer, director or consultant for, or in any other capacity assist, any entity (other than the Corporation or a Subsidiary), whether existing or in formation, that provides or plans to provide services the same as, substantially similar to, or in direct or indirect competition with those offered by the Corporation or any Subsidiary and which you rendered on behalf of the Corporation or any Subsidiary, including but not limited to, those relating to trust, investment management, financial and family business consulting, guardianship and estate administration,

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brokerage services, private and commercial banking, asset management, custody, fund administration, investment operations outsourcing, investment risk and analytical services, employee benefit services, securities lending, foreign exchange, treasury and cash management, and transition management services, and
2.on an annual basis certify to the Corporation, at such times and in such manner as the Committee may require, that since your termination of employment, you have remained retired or have not performed any services described in subsection (1)(ii)(1).
iii.Anything herein to the contrary notwithstanding,
1.Service as a director of an entity described in subsection (1)(ii)(1) above which has been approved in writing by the Committee prior to the commencement of such service shall not, in and of itself, constitute the cessation of being Retired from the Industry.
2.Clause B of this Section 24(j) does not apply to U.S. employees who primarily reside in or whose primary work location for the Employer, at the time of the termination of employment was California, Minnesota, North Dakota, or Oklahoma.
(k)“Section 16 Officer” means any officer of the Corporation whom the Board of Directors of the Corporation has determined is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended.
(l)“Tax-Related Items” means any income tax (including U.S. federal, state and local taxes or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding amounts.
(m)“Termination Date” means the effective date of termination of your employment with your Employer, as determined by your Employer (in its discretion).
(n)“Vesting Date” means each date on which you acquire a non-forfeitable right in a Stock Unit as reflected in Section 2.
25.    Exclusion of Claim. You acknowledge and agree that you will have no entitlement to compensation or damages in consequence of the termination of your employment with the Corporation and your Employer for any reason whatsoever and whether or not in breach of contract, insofar as any purported claim to such entitlement arises or may arise from your ceasing to have rights under or to be entitled to vest in the Stock Units as a result of such termination of employment (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the Stock Units. Upon the grant of the Stock Units, you shall be deemed irrevocably to have waived any such entitlement.

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February 2025
For Plan Year 2024 Performance

26.    Important Notices.
(a)Review Period. You have a minimum of 14 calendar days to consider these Terms and Conditions (measured from the date on which the Corporation provides these Terms and Conditions to you) before accepting the grant of Stock Units (the “Review Period”). For the sake of clarity, you may accept the grant of the Stock Units and these Terms and Conditions prior to the expiration of the Review Period, but if you do, you agree that you have done so knowingly and voluntarily.
(b)Attorney Consultation. The Corporation hereby advises you to consult with an attorney before accepting the grant of the Stock Units and these Terms and Conditions.
(c)Illinois Residents and Illinois-Based Employees Only: Illinois Freedom to Work Act. Notwithstanding anything in these Terms and Conditions to the contrary, if (i) you are a resident of the State of Illinois or if your primary place of work for your Employer is in the State of Illinois, and (ii) your actual or expected annualized rate of earnings exceeds $75,000 per year (as subject to adjustment pursuant to the Illinois Freedom to Work Act), the provisions addressing the treatment of the Stock Units upon your Retirement so long as you remain Retired from the Industry may fall within the meaning of a “Covenant not to compete” as defined in the Illinois Freedom to Work Act. You should be mindful of this potential characterization when considering these Terms and Conditions during the Review Period and consulting with an attorney before accepting the grant of the Stock Units and these Terms and Conditions.
27.    Acceptance. By accepting the grant of the Stock Units, you affirmatively and expressly acknowledge that: (a) you have had fourteen (14) days to consider all Terms and Conditions; (b) you have been advised of your right to have your attorney review the Terms and Conditions, and have had an adequate amount of time to discuss it with an attorney of your choosing; (c) you have read the Terms and Conditions, the Award Notice, the Addendum to these Terms and Conditions including any Notice Period contained therein (as applicable) and the 2017 Plan, and specifically accept and agree to the provisions therein in entirety and understand the meaning and application of each of its provisions; (d) you are signing these Terms and Conditions voluntarily; and (e) you intend to be bound by these Terms and Conditions.. You also affirmatively and expressly acknowledge that the Corporation, in its sole discretion, may amend these Terms and Conditions without your consent, either prospectively or retroactively, to the extent that such amendment does not materially impair your rights under the Stock Units, and you agree to be bound by such amendment regardless of whether notice is given to you of such change.

* * * * *

RSU Award
February 2025
For Plan Year 2024 Performance

Exhibit I

Alternative Vesting Schedule

Vesting Date	Percentage of Stock Units Vesting
Not Applicable

RSU Award
February 2025
For Plan Year 2024 Performance